UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 4, 2007

Juniper Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26339	770422528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 745-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2007, Juniper Networks, Inc. ("Juniper" or the "Company") announced that Stephen Elop has joined the Company as Chief Operating Officer. As Chief Operating Officer, Mr. Elop will report directly to the Company's CEO, and reporting to Mr. Elop will be the leaders of Juniper's enterprise and service provider business teams, corporate development, global sales and service, marketing and IT organizations.

Prior to joining Juniper, Mr. Elop, age 43, served as President of Worldwide Field Operations of Adobe Systems, Inc. from December 2005 to December 2006. Prior to December 2005, Mr. Elop served in many senior positions at Macromedia Inc. including: President, Chief Executive Officer and member of the Macromedia board of directors from January 2005 to December 2005, Chief Operating Officer from July 2004 to January 2005, Executive Vice President of Worldwide Field Operations from April 2001 to January 2005, General Manager, eBusiness Solutions from December 1999 to April 2001, and Chief Information Officer from March 1998 to December 1999. Mr. Elop holds a bachelor’s degree from McMaster University.

The following is a summary of Mr. Elop’s compensation arrangement with the Company:

Mr. Elop will receive an annual base salary of $540,000. Mr. Elop will be eligible for incentive compensation under the Company’s executive incentive plan, as in effect from time to time. His annual target incentive is 125% of base salary. Mr. Elop will be granted a stock option for 300,000 shares effective upon the commencement of his employment. The exercise price will be the closing market price of Juniper common stock on the date of grant. The option will vest as to 25% of the shares on the first anniversary of his employment commencement and the balance will vest in 36 successive monthly installments. Mr. Elop will also participate in a future performance share executive incentive program. Under this program, the final terms of which have not been determined at this time, Mr. Elop will be eligible to receive fully paid shares of common stock based on the achievement of financial and other business objectives to be determined by the Company over a specific performance measurement period. Mr. Elop will have a target award of 100,000 shares under this program, although the exact number of shares he will ultimately receive will be based on performance under the program. Mr. Elop will also be entitled to relocation reimbursement and benefits of up to $200,000 in addition to reimbursement of travel costs between his current home and Juniper’s offices in Sunnyvale.

On January 4, 2007, the Company’s Compensation Committee also approved severance benefits for Mr. Elop, as well as for several members of senior management, including Mr. Scott Kriens, Mr. Pradeep Sindhu, Mr. Robert Dykes, Mr. Eddie Minshull, Ms. Kim Perdikou, and Mr. Robert Sturgeon. In the event the employee is terminated involuntarily by Juniper without Cause, as defined below, and provided the employee executes a full release of claims, in a form satisfactory to Juniper, promptly following termination, the employee will be entitled to receive the following severance benefits: (i) an amount equal to six months of base salary and (ii) an amount equal to half of the individual’s annual target bonus for the fiscal year in which the termination occurs. For purposes of this agreement, "Cause" is defined as: (i) willfully engaging in gross misconduct that is demonstrably injurious to Juniper; (ii) willful act or acts of dishonesty or malfeasance undertaken by the individual; (iii) conviction of a felony; or (iv) willful and continued refusal or failure to substantially perform duties with Juniper (other than incapacity due to physical or mental illness); provided that the action or conduct described in clause (iv) above will constitute "Cause" only if such failure continues after the Juniper CEO or Board of Directors has provided the individual with a written demand for substantial performance setting forth in detail the specific respects in which it believes the individual has willfully and not substantially performed the individual’s duties thereof and has been provided a reasonable opportunity (to be not less than 30 days) to cure the same.

In addition, on January 4, 2007, the Compensation Committee approved certain benefits for Mr. Elop, as well as for several members of senior management, including Mr. Scott Kriens, Mr. Pradeep Sindhu, Mr. Robert Dykes, Mr. Eddie Minshull, Ms. Kim Perdikou, and Mr. Robert Sturgeon, in the event of a change of control. In approving these benefits the committee considered a number of factors, including the prevalence of similar benefits adopted by other publicly traded companies. Under the benefits approved by the committee, provided the employee signs a release of claims and complies with certain post termination non-solicitation and non-competition obligations, the employee will receive change in control severance benefits if either (i) the employee is terminated without Cause within 12 months following the change of control or (ii) between 4 and 12 months following a change of control the employee terminates his or her employment with the Company (or any parent or subsidiary of the Company) for "Good Reason." The change in control severance benefits consist of (a) a cash payment equal to the employee’s annual base salary plus the employee’s target bonus for the fiscal year in which the change of control or the employee’s termination occurs, whichever is greater, (b) acceleration of vesting of all of the employee’s then unvested outstanding stock options, stock appreciation rights, restricted stock units and other Company equity compensation awards and (c) one year of Company-paid health, dental, vision, and life insurance coverage. "Cause" means (i) an act of personal dishonesty taken by the employee in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the employee, (ii) employee being convicted of, or pleading nolo contendere to a felony, (iii) a willful act by the employee which constitutes gross misconduct and which is injurious to the Company, (iv) following delivery to the employee of a written demand for performance from the Company which describes the basis for the Company’s reasonable belief that the employee has not substantially performed his or her duties, continued violations by the employee of the employee’s obligations to the Company which are demonstrably willful and deliberate on the employee’s part. "Good Reason" means any of the following actions taken without the employee’s express written consent: (i) a material reduction of the employee’s duties, title, authority or responsibilities, relative to the employee’s duties, title, authority or responsibilities as in effect immediately prior to such reduction; provided, however, that a reduction in duties, title, authority or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Financial Officer of the Company remains the Chief Financial Officer of the subsidiary or business unit substantially containing the Company’s business following a change of control) shall not by itself constitute grounds for "Good Reason"; (ii) a substantial reduction of the facilities and perquisites (including office space and location) available to the employee immediately prior to such reduction; (iii) a reduction by the Company in the base compensation or total target cash compensation of the employee as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of benefits to which the employee was entitled immediately prior to such reduction with the result that such employee’s overall benefits package is significantly reduced; (v) the relocation of the employee to a facility or a location more than forty (40) miles from such employee‘s then present location.

On January 4, 2007, the Compensation Committee also approved discretionary cash bonuses for 2006 for Mr. Minshull, Ms. Perdikou and Mr. Dykes in the amounts of $250,000, $125,000 and $125,000, respectively. In determining the amount these bonuses, the Company considered the additional responsibilities and projects assumed by the individuals, their performance in their roles, and their overall cash compensation. These amounts are in addition to incentives to be paid pursuant to the 2006 Executive Incentive Plan which provides variable compensation based primarily on financial performance. Based on the leadership and performance demonstrated in 2006 in new roles assumed by the individuals or in managing additional projects and responsibilities undertaken during the year, it was determined that discretionary bonuses be awarded to these individuals in recognition of those contributions in addition to amounts earned based on financial performance. The amounts were recommended by the Company’s Chief Executive Officer and were approved by the Compensation Committee.

On January 4, 2007, the Compensation Committee also awarded restricted stock units for Mr. Minshull, Ms. Perdikou and Mr. Sturgeon in the amount of 120,000, 80,000 and 80,000 shares respectively. Such restricted stock units vest as to 25% of the shares on February 1, 2008, 25% on February 1, 2009 and 50% on February 1, 2010. In determining whether to provide these awards and how many restricted stock units to award, the Compensation Committee considered several factors including whether existing options were underwater, how critical are the contributions made by the individual, an assessment of retention risk and the employee’s current target compensation before and after the award relative to market data and other executive officers in Juniper. These equity awards were intended to promote the retention of the individuals by providing additional time based equity awards and by providing overall compensation at approximately the 75th percentile of the market.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

January 8, 2007	By:	Mitchell L. Gaynor

Name: Mitchell L. Gaynor
Title: Vice President and General Counsel